STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Option Agreement"), dated as of February 9, 1996, is by and between MILFORD CO-OPERATIVE BANK ("Milford"), a New Hampshire state chartered co-operative bank, and CFX CORPORATION ("CFX"), a New Hampshire corporation.

                                   WITNESSETH

     WHEREAS, the Boards of Directors of Milford and CFX have approved an Agreement and Plan of Merger ("Merger Agreement") and an Agreement and Plan of Reorganization ("Reorganization Agreement"), providing for certain transactions pursuant to which Milford would be merged with and into CFX Bank ("Bank"), a New Hampshire state chartered savings bank subsidiary of CFX.

     WHEREAS, as a condition to CFX's entry into the Merger Agreement and the Reorganization Agreement and to induce such entry, Milford has agreed to grant to CFX the option set forth herein to purchase authorized but unissued shares of Milford Common Stock;

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1.   Definitions.  Capitalized terms defined in the Merger Agreement and/or
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the Reorganization Agreement and used herein shall have the same meanings as in the Merger Agreement, the Reorganization Agreement, or both, as the case may be.

     2.   Grant of Option.  Subject to the terms and conditions set forth
          ---------------

herein, Milford hereby grants to CFX an option ("Option") to purchase up to 131,300 shares of Milford Common Stock, at a price of $30 per share payable in cash as provided in Section 4 hereof; provided, however, that in the event Milford issues or agrees to issue any shares of Milford Common Stock in breach of its obligations under the Merger Agreement at a price less than $30 per share (as adjusted pursuant to Section 6 hereof), the exercise price shall be equal to such lesser price.

     3.   Exercise of Option.
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            (a)  If not then in material breach of the Reorganization Agreement,
CFX may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of
(i) the Effective Date of the Merger or (ii) termination of the Merger Agreement or the Reorganization Agreement in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than a termination resulting from a willful breach by Milford of any covenant contained therein) or (iii) six months after termination of the Merger Agreement or the Reorganization Agreement if such termination follows the occurrence of a Purchase Event or is due to a willful material breach by Milford of any covenant contained therein; and provided further that any such exercise shall be subject to compliance with applicable provisions of law.

            (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions:

                  (1) any person (other than Milford, any Milford subsidiary, CFX, or any CFX affiliate) shall have commenced a bona fide tender or exchange offer to purchase shares of Milford Common Stock such that upon consummation of such offer such person would own or control 10 percent or more of the outstanding shares of Milford Common Stock;


                  (2) any person (other than Milford or any Milford subsidiary), other than in connection with a transaction to which CFX has given its prior written consent, shall have filed an application or notice with any federal or state regulatory agency for clearance or approval, to (i) merge or consolidate, or enter into any similar transaction, with Milford or any Milford subsidiary, (ii) purchase, lease or otherwise acquire all or substantially all the assets of Milford or any Milford subsidiary, or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting power of Milford or any Milford subsidiary;

                  (3) any person (other than Milford, any Milford subsidiary, subsidiaries of Milford in a fiduciary capacity, CFX, affiliates of CFX, or subsidiaries of CFX in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the outstanding shares of Milford Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in
Section 13(d) of the Exchange Act and the regulations promulgated thereunder);

                  (4) any person (other than Milford, any Milford subsidiary, CFX or any CFX affiliate) shall have made a bona fide proposal to Milford by public announcement or written communication that is or becomes the subject of public disclosure to (i) acquire Milford or any Milford subsidiary by merger, consolidation, purchase of all or substantially all its assets or any other similar transaction, or (ii) make an offer described in clause (1) above; or

                  (5) Milford shall have willfully breached any covenant contained in the Merger Agreement or the Reorganization Agreement, which breach would entitle CFX to terminate the Merger Agreement or the Reorganization Agreement (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).


            (c) If more than one of the transactions giving rise to a Purchase Event under Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and shall also include persons (other than Milford, any Milford subsidiary, CFX, or any CFX affiliate), who have entered into an agreement, arrangement or understanding (whether or not in writing), or who are acting in concert or with conscious parallel behavior, for the purpose of acquiring, holding, voting or disposing of any voting securities of Milford (except pursuant solely to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the regulations promulgated thereunder).

            (d) In the event CFX wishes to exercise the Option, it shall send to Milford a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that, if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, CFX shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.


      4.    Payment and Delivery of Certificates.
            ------------------------------------

            (a) At the closing referred to in Section 3 hereof, CFX shall pay to Milford the aggregate purchase price for the shares of Milford Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Milford.

            (b) At such closing, simultaneously with the delivery of cash as provided in subsection (a), Milford shall deliver to CFX a certificate or certificates representing the number of shares of Milford Common Stock purchased by CFX, and CFX shall deliver to Milford a letter agreeing that CFX will not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

            (c) Certificates for Milford Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend which shall read substantially as follows:

      "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Milford Co-operative Bank and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Milford Co-operative Bank. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Milford Co-operative Bank of a written request."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if CFX shall have delivered to Milford a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Milford, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws and this Option Agreement.

      5.    Representations.  Milford hereby represents, warrants and covenants
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to CFX as follows:

            (a) Milford shall at all times maintain sufficient authorized but unissued shares of Milford Common Stock so that the Option may be exercised without authorization of additional shares of Milford Common Stock.

            (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

      6.    Adjustment Upon Changes in Capitalization.  In the event of any
            -----------------------------------------
change in Milford Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Milford Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Milford Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.99 percent of the number of shares of Milford Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Milford to breach any provision of the Merger Agreement or the Reorganization Agreement.


      7.    Registration Rights.    Milford shall, if requested by CFX, as
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expeditiously as possible file an offering circular on a form of general use, if any, under the rules and regulations of the Office of Thrift Supervision ("OTS") if necessary in order to permit or assist the sale or other disposition of the shares of Milford Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by CFX (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, to the extent practicable, upon consummation thereof, no purchaser or transferee shall beneficially own more than five percent of the shares of Milford Common Stock then outstanding). CFX shall provide all information reasonably requested by Milford for inclusion in any offering circular to be filed hereunder. If required, Milford will use its best efforts to cause such offering circular first to become effective and then to remain effective for such period not in excess of 180 days from the day such offering circular first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first offering circular prepared under this Section 7 shall be at Milford's expense except for underwriting commissions and the fees and disbursements of CFX's counsel attributable to the offering of Milford Common Stock by CFX. The preparation of a second offering circular may be requested and effected hereunder at CFX's sole expense. In no event shall Milford be required to prepare more than two offering circulars hereunder. If requested by CFX in connection with any preparation of any offering circular, Milford will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. In any such transaction Milford and CFX will also agree to indemnify each other on customary terms with respect to any information provided by such party.

      8.    Repurchase.
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            (a)   Subject to the giving of any notices and the receipt of any required approvals, at the request of CFX at any time commencing upon the occurrence of a Repurchase Event (as defined in subsection (c) below) and ending nine months thereafter ("Repurchase Period"), Milford shall repurchase the Option (but not later than the termination of the Option pursuant to Section 3(a) hereof) from CFX together with any shares of Milford Common Stock purchased by CFX pursuant thereto with respect to which CFX then has beneficial ownership, at a price (per share, the "Per Share Repurchase Price") equal to the sum of:

                  (1) the exercise price paid by CFX for any shares of Milford Common Stock acquired pursuant to the Option;

                  (2) the difference between (A) the "market/tender offer" price for shares of Milford Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made or (y) the highest reported sale price for shares of Milford Common Stock within that portion of the Repurchase Period preceding the date CFX gives notice of the required repurchase under this Section 8) and (B) the exercise price as determined pursuant to Section 2 hereof (subject to adjustment as provided in Section 6) multiplied by the number of shares of Milford Common Stock with respect to which the Option has not been exercised, but only if the market/tender offer price is greater than such exercise price;

                  (3) the difference between the market/tender offer price (as defined in Section 8(a)(2) hereof) and the exercise price paid by CFX for any shares of Milford Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the market/tender offer price is greater than such exercise price; and

                  (4) CFX's out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement or the Reorganization Agreement, including without limitation legal, accounting and investment banking fees, in an amount not to exceed $500,000.

            (b) In the event CFX exercises its rights under this Section 8, Milford shall, within thirty business days thereafter, pay the required amount to CFX in immediately available funds and CFX shall surrender to Milford the Option and the certificates evidencing the shares of Milford Common Stock purchased thereunder and CFX shall warrant that it owns such shares and that the same are then free and clear of all liens, charges, claims, restrictions and encumbrances; provided that, if prior notification to the Office of Thrift Supervision or any other federal or state regulatory agency is required in connection with such purchase, Milford shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

            (c)   A "Repurchase Event" shall mean any of the following:

                  (1) any person (other than Milford, any Milford subsidiary, CFX, or any CFX affiliate) shall have acquired beneficial ownership of 25 percent or more of the outstanding shares of Milford Common Stock; or


                  (2) any person (other than CFX or any CFX affiliate) shall have entered into an agreement, arrangement or understanding (whether or not in writing) with Milford or any Milford subsidiary to (i) merge or consolidate, or enter into any similar transaction, with Milford or any Milford subsidiary,
(ii) purchase, lease or otherwise acquire all or substantially all the assets of Milford or any Milford subsidiary, or (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25 percent or more of the voting power of Milford or any Milford subsidiary.

      9.    Repurchase at Option of Milford and First Refusal.
            -------------------------------------------------

            (a) Except to the extent that CFX shall have previously exercised its rights under Section 8, at the written request of Milford during the six month period commencing nine months following the first occurrence of a Purchase Event, Milford may repurchase from CFX, and CFX shall sell to Milford, all the Milford Common Stock acquired by CFX pursuant hereto and with respect to which CFX has beneficial ownership at the time of such repurchase at a price per share equal to the greater of (i) the Per Share Repurchase Price or (ii) the sum of
(A) the aggregate purchase price of the shares so repurchased plus (B) interest on the aggregate purchase price paid for the shares so repurchased from the date of purchase to the date of repurchase at the highest rate of interest announced by CFX as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased. Any repurchase under this
Section 9(a) shall be consummated in accordance with Section 8(b); provided, however, that CFX, within 30 days following Milford's written request to repurchase under this Section 9(a), may deliver an Offeror's Notice pursuant to
Section 9(b) hereof, in which case the provisions of Section 9(b) shall control, and provided further that Milford's rights under this Section 9(a) shall be suspended (with any such rights being extended accordingly) during the period that the transaction(s) contemplated by the Offeror's Notice shall be pending.

            (b) If, at any time after the occurrence of a Purchase Event and prior to the earlier of (i) the expiration of 18 months immediately following such Purchase Event or (ii) the expiration or termination of the Option, CFX shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Milford Common Stock acquired by it pursuant to the Option, it shall give Milford written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferees, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by CFX to Milford, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which CFX is proposing to transfer the Option or such shares to a third party. The purchase of the Option or any such shares by Milford shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to CFX by wire transfer of immediately available funds to an account designated by CFX. In the event of the failure or refusal of Milford to purchase the Option or all the shares covered by the Offeror's Notice or if the OTS or any other federal or state regulatory authority disapproves Milford's proposed purchase of the Option or such shares, CFX may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. The requirements of this Section 9(b) shall not apply to (i) any disposition as a result of which the proposed transferees would beneficially own not more than two percent of the voting power of Milford or
(ii) any disposition of Milford Common Stock by a person to whom CFX has sold shares of Milford Common Stock issued upon exercise of the Option.


      10.   Severability.  If any term, provision, covenant or restriction
            ------------
contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire or Milford to repurchase the full number of shares of Milford Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of Milford to allow the holder to acquire or to require Milford to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      11.   Miscellaneous.
            -------------

            (a)   Expenses.  Except as otherwise provided herein, each of the
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parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            (b)   Entire Agreement.  Except as otherwise expressly provided
                  ----------------
herein, this Option Agreement, the Reorganization Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Notwithstanding anything to the contrary contained in this Agreement, the Merger Agreement or the Reorganization Agreement, this Agreement shall be deemed to amend the Confidentiality Agreement so as to permit CFX to enter into this Agreement and exercise all its rights hereunder, including its right to acquire Milford Common Stock upon exercise of the Option. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

            (c)   Assignment.  Other than as provided in Sections 7, 8 and 9
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hereof, neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.


            (d)   Notices.  All notices or other communications which are
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required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as provided in the Reorganization Agreement. A party may change its address for notice purposes by written notice to the other party hereto.

            (e)   Counterparts.  This Option Agreement may be executed in any
                  ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


            (f)   Specific Performance.  The parties agree that damages would be
                  --------------------
an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

            (g)   Governing Law.  This Option Agreement shall be governed by and
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construed in accordance with the laws of New Hampshire applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

[Remainder of page left intentionally blank; signatures appear on next page.]



    IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.


                        CFX CORPORATION


                        By:  /s/
                             ---------------------------
                             Peter J. Baxter,
                             President and Chief Executive Officer


                        MILFORD CO-OPERATIVE BANK


                        By: /s/
                            -----------------------------------
                            Richard D. D'Amato
                            President and Chief Executive Officer